UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2006

APEX SILVER MINES LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

Walker House
Mary Street
George Town, Grand Cayman
Cayman Islands, British West Indies		Not Applicable
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

		Page

Item 1.01	Entry into a Material Definitive Agreement	1

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	2

Item 9.01	Financial Statements and Exhibits	3

Signature

i

Item 1.01. Entry into a Material Definitive Agreement. Apex Silver Mines Limited (“Apex Silver”) entered into a Retirement Agreement and Release (the “Agreement”) with Keith R. Hulley, one of the company’s directors, in connection with Mr. Hulley’s retirement as an employee and Executive Chairman of Apex Silver, effective January 1, 2006. The Agreement, which was executed by Mr. Hulley on February 13, 2006, became effective on February 21, 2006 following the expiration of a seven-day period during which Mr. Hulley had the unrestricted right to rescind the Agreement without penalty. Mr. Hulley will continue to serve as a non-employee director and as Chairman of the Board of Directors.

As provided in the Agreement, Mr. Hulley received from Apex Silver a grant of 20,000 restricted ordinary shares pursuant to the terms of a Restricted Shares Award Agreement entered into effective February 21, 2006. The shares will vest in equal tranches over four years, beginning in February 2007.

The Agreement also provides for stock options grants in 2007 and 2008, to be calculated as set forth in the Agreement, in the event that Mr. Hulley’s previous stock option grants from 2003 and 2004, respectively, expire unexercised. Mr. Hulley must remain a director of Apex Silver in order to be eligible for these future grants.

The Agreement is attached hereto as Exhibit 10.01 and the Restricted Shares Award Agreement is attached hereto as Exhibit 10.02.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           Robert P. Vogels was appointed the principal accounting officer of Apex Silver Mines Limited, effective February 23, 2006. Mark A. Lettes, the Senior Vice President and Chief Financial Officer of Apex Silver Mines Limited, previously served as the principal accounting officer of the company. Mr. Lettes will continue to serve as principal financial officer.

(c)           Effective February 23, 2006, Robert P. Vogels, age 48, was appointed the principal accounting officer of Apex Silver Mines Limited. Mr. Vogels has served as the controller of the company since January 2005. Prior to that, Mr. Vogels served as corporate controller for Meridian Gold Company from January 2004 until December 2004. He served as the controller of Inco Limited’s Goro project in New Caledonia from October 2002 to January 2004.  Prior to joining Inco, Mr. Vogels worked for Cyprus Minerals Company, which was later acquired by Phelps Dodge Corp., from 1985 through October 2002. During that time, he served in several capacities, including as the controller for its El Abra project from 1997 until March 2002.  Mr. Vogels began his career in public accounting where he earned his CPA certification. He holds B.Sc. and MBA degrees from Colorado State University.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.01	Retirement Agreement and Release by and between Keith R. Hulley, Apex Silver Mines Corporation and Apex Silver Mines Limited dated February 13, 2006.

10.02	Restricted Shares Award Agreement between Apex Silver Mines Limited and Keith R. Hulley dated February 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 24, 2006

Apex Silver Mines Limited

By:	/s/ Mark A. Lettes
Mark A. Lettes
Senior Vice President and Chief Financial
Officer